SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HomeBanc Corp.

(Exact name of Registrant as Specified in its Charter)

Georgia	20-0863067
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319

(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act, and is effective pursuant to General Instruction A.(c) please check the following box	☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box	☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of HomeBanc Corp. (the “Registrant”) is incorporated herein by reference to the section captioned “Description of capital stock” in the prospectus constituting a part of the Registration Statement on Form S-11, as amended (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission on March 19, 2004. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference, and shall supersede in its entirety all previous preliminary prospectuses and other prospectuses included in the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 12, 2004	HomeBanc Corp. By: /s/ Patrick S. Flood Patrick S. Flood Chairman and Chief Executive Officer